EX-99.B(j)-tmconsnt
                       INDEPENDENT AUDITORS' CONSENT
We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-95015 on Form N-1A of United Tax-Managed Equity Fund, Inc., of our report dated March 7, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the caption "Financial Highlights" in such Prospectus.
   /s/Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
June 26, 2000